Exhibit 21.1

Bright Horizons Family Solutions Inc. and Subsidiaries

Entity	Jurisdiction of Organization

Bright Horizons Family Solutions Inc.	Delaware
Bright Horizons Capital Corp.	Delaware
Bright Horizons Family Solutions LLC	Delaware
CorporateFamily Solutions LLC	Tennessee
Bright Horizons LLC	Delaware
Bright Horizons Children’s Centers LLC	Delaware
ChildrenFirst LLC	Massachusetts
Work Options Group, Inc.	Colorado
Resources in Active Learning	California
Lipton Corporate Child Care Centers, Inc.	Delaware
Lipton Corporate Child Care Centers (Park Ave.), Inc.	New York
Lipton Corporate Childcare, Inc. (New York)	Delaware
Lipton Corporate Child Care Centers (Morris County), Inc.	Delaware
Lipton Corporate Child Care Centers (Oakwood at the Windsor), Inc.	Pennsylvania
BHFS One Limited	United Kingdom
BHFS Two Limited	United Kingdom
Bright Horizons Family Solutions Limited	United Kingdom
Teddies Childcare Provision Limited	United Kingdom
Teddies Childcare Limited	United Kingdom
Teddies Nurseries Limited	United Kingdom
Teddies Sports Limited	United Kingdom
Bright Horizons Livingston Limited	Scotland
Child & Co (Oxford) Limited	United Kingdom
Daisies Day Nurseries Limited	United Kingdom
Beehive Day Nurseries Limited	United Kingdom
Huntyard Ltd.	Jersey
Casterbridge Real Estate 2 Ltd.	United Kingdom
Casterbridge Care and Education Group Ltd.	United Kingdom
Casterbridge Nurseries Ltd.	United Kingdom
Springfield Lodge Day Nursery (Swanscombe) Ltd.	United Kingdom
Springfield Lodge Day Nursery (Dartford) Ltd.	United Kingdom
Tassel Road Children’s Day Nursery Ltd.	United Kingdom
Sam Bell Enterprises Ltd.	United Kingdom
Casterbridge Real Estate Ltd.	United Kingdom
Surculus Properties Ltd.	United Kingdom
Inglewood Day Nursery and College Ltd.	United Kingdom
Casterbridge Nurseries (HH) Ltd.	United Kingdom
Casterbridge Care and Education Ltd.	United Kingdom
Casterbridge Nurseries (Eton Manor) Ltd.	United Kingdom
Casterbridge Nurseries (Gaynes Park) Ltd.	United Kingdom
Dolphin Nurseries (Tooting) Ltd.	United Kingdom
Dolphin Nurseries (Kingston) Ltd.	United Kingdom
Dolphin Nurseries (Bracknell) Ltd.	United Kingdom
Dolphin Nurseries (Caterham) Ltd.	United Kingdom
Dolphin Nurseries (Northwick Park) Ltd.	United Kingdom
Dolphin Nurseries (Banstead) Ltd.	United Kingdom
Bright Horizons B.V.	Netherlands
Odemon B.V.[1]	Netherlands
Kindergarden Nederland B.V.	Netherlands
Bright Horizons Child Care Services Private Limited[2]	India
Bright Horizons Family Solutions Ltd.[3]	Canada
BHFS Three Limited	Ireland
Bright Horizons Family Solutions Ireland Limited	Ireland
Allmont Limited	Ireland
Bright Horizons Corp.	Puerto Rico

[1]	Registrant indirectly owns 81.5% of the voting equity.
[2]	Bright Horizons B.V. owns 99.99% and BHFS Two Limited owns 0.01%.
[3]	Bright Horizons Family Solutions LLC owns 15% and ChildrenFirst LLC owns 85%.